Exhibit (d)(3)

NOTICE OF GUARANTEED DELIVERY

For Common Stock of

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

Subscribed for under the Primary Subscription Privilege
and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated May 20, 2026, and the accompanying Prospectus, dated May 8, 2026 (together, the “Prospectus”) of Tortoise Energy Infrastructure Corporation (the “Company”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of Company common stock, par value $0.001 per share (“Common Shares” or “Common Stock”), subscribed for under the Primary Subscription Privilege and pursuant to the Over-Subscription Privilege. Such form may be delivered by first class mail, overnight courier or sent by email transmission to the Subscription Agent and must be received prior to 5:00 p.m. Eastern time on June 17, 2026, unless such time is extended by the Company as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare

If By Mail:	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V
Canton, MA 02021

If By Email:	canoticeofguarantee@computershare.com

For information call the information agent, EQ Fund Solutions, LLC: 800-814-0439

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m. Eastern time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Common Shares and (b) a properly completed and signed Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $43.64 per Common Share) must then be delivered to the Subscription Agent no later than the close of business on the first business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

VOLUNTARY CORPORATE ACTIONS COY: TYG

GUARANTEE

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., Eastern Time, on the First Business Day after June 17, 2026, which is the Expiration Date, unless extended, as described in the Prospectus) of a properly completed and executed Rights Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

Price for shares of Common Stock subscribed for under the Primary Subscription Privilege and for any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege, subject, in the case of the Over-Subscription Privilege, to proration, as described in the Prospectus, as subscription for such shares of Common Stock is indicated herein or in the Rights Certificate

TORTOISE ENERGY INFRASTRUCTURE CORPORATION.

Broker Assigned Control # ___________________

1. Primary Subscription Privilege	Number of Rights to be exercised	Number of shares of Common Stock under the Primary Subscription Privilege requested for which you are guaranteeing delivery of Rights and payment	Payment to be made in connection with the shares of Common Stock subscribed for under the Primary Subscription Privilege

	_________ Rights	__________ Shares of Common Stock (Rights ÷ 3)	$ ______________

2. Over-Subscription Privilege		Number of Shares of Common Stock requested pursuant to the Over-Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with the shares of Common Stock requested pursuant to the Over-Subscription Privilege

		___________ Shares of Common Stock	$________________

3. Totals	Total number of Rights to be delivered	Total number of shares of Common Stock subscribed for and/or requested

	__________ Rights	___________ Shares of Common Stock	$ ______________ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A.	Through DTC

B.	Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

VOLUNTARY CORPORATE ACTIONS COY: TYG

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

VOLUNTARY CORPORATE ACTIONS COY: JFR